UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

Ariba, Inc.

(Name of Registrant as Specified in Its Charter)

SAP AG and subsidiaries

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by SAP AG and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Ariba, Inc.

Commission File No.: 000-26299

For Immediate Release

May 22, 2012

SAP to Expand Cloud Presence with Acquisition of Ariba

Combination Creates the Business Network of the Future;

Provides Open Business Commerce Community and Procurement Solutions in the Cloud;

Network to Benefit from SAP’s Flagship In-Memory Platform, SAP HANA

WALLDORF, Germany and SUNNYVALE, California — May 22, 2012 —SAP AG (NYSE: SAP) and Ariba, Inc. (Nasdaq: ARBA) today announced that SAP’s subsidiary, SAP America, Inc., has entered into an agreement to acquire Ariba, the leading cloud-based business commerce network, for $45.00 per share, representing an enterprise value of approximately $4.3 billion. The acquisition will combine Ariba’s successful buyer-seller collaboration network with SAP’s broad customer base and deep business process expertise to create new models for business-to-business collaboration in the cloud.

The Ariba board of directors has unanimously approved the transaction. The per share purchase price represents a 20% premium over the May 21 closing price and a 19% premium over the one month volume weighted average price per share. The transaction will be funded from SAP’s free cash and a €2.4 billion term loan facility. The transaction is expected to close in the third quarter of calendar year 2012, subject to Ariba stockholder approval, clearances by relevant regulatory authorities and other customary closing conditions. The transaction is expected to be accretive to SAP’s non-IFRS earnings per share in 2013.

Business Network to Drive Growth

With the addition of Ariba, SAP will acquire the leader in cloud-based collaborative business commerce. The acquisition establishes SAP as the leading business network, adding business-to-business collaboration to its existing solutions. The move positions SAP in a fast-growing segment as buyers and sellers across the globe connect in new ways through the cloud.

SAP’s entry into the inter-enterprise business network space significantly expands its growth opportunities and accelerates its momentum in the cloud. Last week, SAP announced the roadmap for its cloud applications business (Software-as-a-Service), focusing on managing customers, suppliers, employees, and financials, in addition to its cloud suite offerings SAP Business ByDesign and SAP Business One. The acquisition will also significantly boost SAP’s cloud applications portfolio with the addition of Ariba’s leading cloud-based procurement solutions.

Headquartered in Sunnyvale, California, Ariba has approximately 2,600 employees. The company is the leader in cloud-based collaborative commerce applications and the second-largest cloud vendor by revenue. Ariba combines industry-leading technology with a web-based trading community to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. With $444 million in total revenue, Ariba experienced 38.5 percent annual growth in 2011. Its business network recorded 62 percent organic growth in the same period.

“The cloud has profoundly changed the way people interact. The impact will be even greater as enterprises connect and collaborate in new ways with their global networks of customers and partners,” said SAP Co-CEOs Bill McDermott and Jim Hagemann Snabe. “Cloud-based collaboration is redefining business network innovation, and we are catching this wave in the early stage of its evolution. The addition of Ariba will create the business network of the future, deliver immediate value to our customers and provide another solid engine for driving SAP’s growth in the cloud.”

SAP to Expand Cloud Presence with Acquisition of Ariba	Page 2

Businesses to Benefit from Combination

Industry experts estimate the cloud-based enterprise network and procurement segment at a current size of $5 billion in revenue. The Ariba network is the largest and most global trading network, connecting and automating more than $319 billion in commerce transactions, collaborations, and intelligence among more than 730,000 companies. SAP’s global customer base of more than 190,000 companies includes the largest buyers and sellers in the world, offering great potential to increase the number of participants, as well as the volume and types of transactions conducted through this network. Already today 63% of the world’s transaction revenue touches an SAP system. SAP and Ariba will facilitate collaborative commerce within and between companies of all sizes.

The combination of SAP’s innovations and core applications with the Ariba cloud-based network will create new business value for customers:

—

Together, SAP and Ariba can deliver a truly end-to-end solution that enables companies to achieve a closed-loop from source-to-pay, regardless of whether they deploy in the cloud, on-premise or through a combination of both.

—	Ariba’s open network and SAP’s integration expertise will facilitate participation and extend the benefits of business collaboration to all companies, on any system, from any provider.
—	The Ariba network will benefit from the performance delivered by using SAP’s flagship in-memory platform SAP HANA.
—

Relationship and transaction information from commerce activity in the Ariba network together with SAP’s leading analytics will provide real-time insights to enable trading partners to discover, connect and collaborate more effectively.

—	All SAP customers will be able to easily connect to the business network through pre-built integration points.
—

Through the combination of the business network procurement solutions from Ariba and SAP, organizations can gain 360-degree business intelligence and effectively demonstrate that spending activities, contracts, and supplier interactions adhere to corporate compliance guidelines.

“In our personal lives, networks are playing an increasingly important role in how we connect, share, and shop – bringing more insight and efficiency into everything we do,” said Bob Calderoni, CEO, Ariba. “Businesses are looking for the same connectedness, insight, and efficiencies in the processes and collaboration with customers, suppliers, and partners beyond the walls of their companies. By combining Ariba’s open global trading network and SAP’s solutions and analytics, we are ushering in a new era of business-to-business collaboration and driving new levels of productivity.”

Upon completion of the transaction, it is planned to consolidate all cloud-related supplier assets of SAP under Ariba. The existing management team will continue to lead Ariba, which will operate as an independent business under the name “Ariba, an SAP company.” The SAP Executive Board intends to nominate Ariba CEO Bob Calderoni to the SAP Global Managing Board after closing of the transaction and subject to the approval of the SAP Supervisory Board.

Financial Analyst and Media Conference Call

SAP and Ariba will host a conference call for financial analysts and media to discuss the transaction on Tuesday, May 22nd, at 10:00 pm CET / 4:00 pm Eastern/ 1:00 p.m. Pacific. The call will be webcast at www.sap.com/investor

Conference ID: 7427781

Participant Dial-in Numbers

US: +1 646 254 3361

UK: +44(0)20 3140 8286

Germany: +49(0)89 1214 00699

SAP to Expand Cloud Presence with Acquisition of Ariba	Page 3

Replay Dial-in Numbers

US: +1 347 366 9565

UK: +44(0)20 3427 0598

Germany: +49(0)89 2030 3201

Replay Passcode: 7427781

For more information, visit the SAP Newsroom.

About SAP

As market leader in enterprise application software, SAP (NYSE: SAP) helps companies of all sizes and industries run better. From back office to boardroom, warehouse to storefront, desktop to mobile device – SAP empowers people and organizations to work together more efficiently and use business insight more effectively to stay ahead of the competition. SAP applications and services enable more than 190,000 customers to operate profitably, adapt continuously, and grow sustainably. For more information, visit www.sap.com.

# # #

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include the quotes from executives of both companies and statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Ariba stockholder approval and regulatory approvals; the failure to retain key Ariba employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Ariba’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Ariba’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Ariba will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Ariba and will contain important information about the proposed merger and related matters. Ariba’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Ariba and SAP will file other relevant materials in connection with the proposed acquisition of Ariba by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned subsidiary of SAP America, and Ariba. SAP, Ariba and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Ariba stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Ariba’s participants in the solicitation, which may, in some cases, be different than those of Ariba’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Ariba with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting Ariba Investor Relations by email at investorinfo@ariba.com or by telephone at +1 (678) 336-2980.

© 2012 SAP AG. All rights reserved.

SAP, R/3, SAP NetWeaver, Duet, PartnerEdge, ByDesign, SAP BusinessObjects Explorer, StreamWork, SAP HANA, and other SAP products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of SAP AG in Germany and other countries. Business Objects and the Business Objects logo, BusinessObjects, Crystal Reports, Crystal Decisions, Web Intelligence, Xcelsius, and other Business Objects products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of Business Objects Software Ltd. Business Objects is an SAP company.Sybase and Adaptive Server, iAnywhere, Sybase 365, SQL Anywhere, and other Sybase products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of Sybase, Inc. Sybase is an SAP company. Crossgate, m@gic EDDY, B2B 360°, and B2B 360° Services are registered trademarks of Crossgate AG in Germany and other countries. Crossgate is an SAP company. SuccessFactors, Execution is the Difference, BizX Mobile Touchbase, It’s time to love work again, Jam and BadAss SaaS are trademarks or registered trademarks of SuccessFactors Inc. in the United States and other countries. SuccessFactors is an SAP company. All other product and service names mentioned are the trademarks of their respective companies.

SAP to Expand Cloud Presence with Acquisition of Ariba	Page 4

Note to editors:

To preview and download broadcast-standard stock footage and press photos digitally, please visit www.sap.com/photos. On this platform, you can find high resolution material for your media channels. To view video stories on diverse topics, visit www.sap-tv.com. From this site, you can embed videos into your own Web pages, share video via email links and subscribe to RSS feeds from SAP TV.

Follow SAP on Twitter at @sapnews.

For customers interested in learning more about SAP products:

Global Customer Center: +49 180 534-34-24

United States Only: 1 (800) 872-1SAP (1-800-872-1727)

For more information, press only:

Christoph Liedtke, SAP, +49 (6227) 7-50383, christoph.liedtke@sap.com, CET

Jim Dever, SAP, +1 (610) 661-2161, james.dever@sap.com, EDT

SAP Press Office, +49 (6227) 7-46315, CET; +1 (610) 661-3200, EDT, press@sap.com

Karen Master, Ariba, +1 (412) 297-8177, kmaster@ariba.com, EDT

For more information, financial community only:

Stefan Gruber, SAP, +49 (6227) 7-44872, investor@sap.com, CET

John Duncan, Ariba, +1 (678) 336-2980, jduncan@ariba.com, EDT

Accelerating SAP’s Cloud Presence:
Launching the Business Network
May 22, 2012
Filed by SAP AG and subsidiaries
Pursuant to Rule 14a-12 under the Securities
Exchange Act of 1934
Subject Company: Ariba, Inc.
Commission File No.: 000-26299

© 2012 SAP AG. All rights reserved. 2
Disclaimer
Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,”
“forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include the quotes from executives of both companies and statements concerning the parties' ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Ariba stockholder approval and regulatory approvals; the failure to retain key Ariba employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP's and Ariba’s filings with the U.S. Securities and Exchange Commission ("SEC"), including SAP's most recent Annual Report on Form 20-F and Ariba’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the
SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Ariba will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  The
definitive proxy statement will be sent or given to the stockholders of Ariba and will contain important information about the proposed merger and related matters.  Ariba’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.  Additionally, Ariba and SAP will file other relevant materials in connection with the proposed acquisition of Ariba by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned
subsidiary of SAP America, and Ariba.   SAP, Ariba and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Ariba stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Ariba’s participants in the solicitation, which may, in some cases, be different than those of Ariba’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.
The materials to be filed by SAP and Ariba with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov
In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting  Ariba Investor Relations by email at investor@ariba.com or by telephone at +1 (678) 336-2980.

© 2012 SAP AG. All rights reserved. 3
Strategic Rationale and Market Opportunity
Ariba is the second largest cloud vendor and runs the largest global trading network, driving more than $319 billion in commerce transactions among more than 730,000 companies.
Ariba will enable SAP to create the business network of the future by combining its large buyer & seller network with SAP’s more than 190,000 customers and deep business process expertise. Already today, 63% of the world’s transaction revenues touch an SAP system.
SAP will become a leader in the fast-growing segment of cloud-based business networks where companies connect and collaborate, buy and sell across the globe in new ways enabled by powerful cloud solutions.
The Global 2,000 companies spend $12 trillion with their suppliers – with $319 billion transacted through Ariba’s trading network – SAP customers make up the majority of the Global
2,000 offering a huge market potential for network based business-to-business collaboration.
SAP will become a clear leader in Cloud Supplier Relationship Management – SRM is a $5
billion revenue segment with on-demand SRM solutions and networks growing significantly faster.

© 2012 SAP AG. All rights reserved. 4
Business Synergies and Cloud Momentum
All SAP customers will be able to easily connect to the business network through pre-built integration points and drive additional transaction volume and fees.
The business network is open to all companies –
no matter what source system or platform,
size or industry, and no matter whether on-premise or on-demand.
Ariba benefits from the power and breadth of SAP’s global sales force.
Ariba business network will benefit from SAP’s in memory platform SAP HANA and mobility capabilities – enabling real-time performance for searching, trading, analysis and competitive benchmarking of supply chain management in the cloud anytime, anywhere.
Ariba’s leading on-demand cloud procurement and invoicing solutions complement SAP’s existing portfolio of on-demand solutions.

© 2012 SAP AG. All rights reserved. 5
Creating the Business Network of the Future
Expand SAP’s five market category strategy by creating the business network which provides significant growth opportunities and creates new models for business collaboration in the cloud.
Ariba
SAP:
Broadest Range of Enterprise Applications
Ariba:
Largest Business Network

MANAGE CASH
BUY
SELL
YOUR
THE ARIBA NETWORK
DISCOVER
CONNECT
COLLABORATE
Buyer fees
Supplier fees
Sourcing
Procurement
Finance
Sales
Order Mgmt
Finance

© 2012 SAP AG. All rights reserved 6
Strictly Confidential
$320 Billion in Annual Spend On Ariba Network
Subscription revenue from Buyers
Connectivity subscription fee
More than 420 strategic buyers
Over 1,100 buyer apps customers
Ariba Global Trading Network
(Inter-Enterprise Business Network)
Subscription revenue from Suppliers
Network supplier subscription fee
730k registered suppliers with more
than 100k transacting
Network subscription revenue from buyers and sellers
derived from $320bn in annual spend on network

SAP Business Suite Business One, SAP
Business ByDesign
Combining Ariba’s Network & SAP’s Application
Expertise
Game Changing Innovations
Content
Services
Management
Cloud Order Management
B2B Connectivity – SAP (Crossgate)
SAP
Business Network
Bringing Unique Value to Customers
© 2012 SAP AG. All rights reserved. 7
Information
Opportunity
Enable all SAP solutions to connect to the
Ariba Network to benefit from the value of
the largest business network of the world
Simplified business-to-business
integration and collaboration with
730,000+ companies
Power business network with SAP HANA
and deliver real-time advanced analytics
Access integrated cloud-based source-to-
settle applications on one single platform
Leverage Crossgate payment platform
SAP All In One, SAP
Relationship Management
(SRM) On Demand
SAP Customer Relationship
Management (CRM) On
Demand
(Supply Chain Execution…)
SAP/Ariba Supplier

© 2012 SAP AG. All rights reserved. 8
Financial Details
SAP’s subsidiary, SAP America, Inc., has entered into an agreement to acquire Ariba for $45 per share, representing an enterprise value of approximately $4.3 billion.
The transaction will be funded from SAP’s free cash and a €2.4 billion term loan facility.
SAP expects the combination to deliver significant benefits, including in the form of revenue enhancements driven by increased go-to-market expertise and development capabilities for its cloud portfolio.
The transaction is expected to close in the third quarter of calendar year 2012 and is expected to be accretive to SAP’s Non-IFRS earnings per share in 2013.

© 2012 SAP AG. All rights reserved. 9
About Ariba
Leader in Cloud-based Spend Management Solutions & Global B2B Commerce
Networks.
Founded in 1996 – Ariba is the world’s business commerce network, combining industry-leading, cloud-based technology with the world’s largest web-based trading community to help companies discover and collaborate with a global network of partners.
Using the Ariba Network, businesses of all sizes can connect to their trading partners anywhere, at any time from any application or device to buy, sell, and manage their cash more efficiently and effectively.
Ariba FY 2011 revenue of $444 million growing at 39% compared to FY 2010.
Ariba is headquartered in Sunnyvale, CA with ~2,600 employees.
Ariba has more than 1,100 buyer customers, 59,000 supplier customers, and more than 730,000 companies in the Ariba network.

© 2012 SAP AG. All rights reserved. 10
Ariba Enabling Leaders Across Many Industries
Financial Services
CPG & Retail
Technology
Chemicals, Energy,
Mining
Healthcare & Pharma
Manufacturing &
Construction
Services & Other

Filed by SAP AG and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Ariba, Inc.

Commission File No.: 000-26299

STRICTLY CONFIDENTIAL

SAP Employee FAQ – Ariba

(for all SAP employees, posted in the portal)

May 22, 2012

STRICTLY CONFIDENTIAL

KEY MESSAGES:

•	Ariba is the second largest cloud provider and runs the largest global trading network, driving more than USD 319 billion in commerce transactions among more than 730,000 companies.

•

Ariba will enable SAP to create the business network of the future by combining its large buyer & seller network with SAP’s more than 190.000 customers and deep business process expertise. Already today, 63% of the world’s transaction revenue already touches an SAP system.

•	With Ariba SAP will become a leader in Cloud Supplier Relationship Management – a fast growing USD 5 billion revenue space.

•	Together, SAP and Ariba will be able to deliver new models for business-to-business collaboration in the cloud

•	The business network is open to all companies – no matter what size or industry, whether on premise or on demand.

•	The business network will benefit from SAP’s innovations around SAP HANA, analytics, mobility as well as from prebuilt-integration points to existing SAP solutions.

•	Ariba will benefit from the power and breadth of SAP’s global sales force.

QUESTIONS & ANSWERS:

1.	Why is SAP acquiring Ariba? How does it fit into SAP’s cloud strategy?

The acquisition will significantly accelerate the momentum we have as a provider of cloud applications, platform, and infrastructure.

The cloud is having great impact on the way enterprises connect and collaborate with their global networks of customers and partners. Ariba is a leader in cloud-based business commerce solutions and operates the largest and most global trading network, with 730,000 companies transacting more than USD 319 billion in commerce on an annual basis. SAP’s customer base of more than 190,000 companies and the fact that 63% of the world’s transaction revenue today already touches an SAP system has great potential to increase the number of participants, as well as the volume and types of transactions, in the Ariba network.

This acquisition will deliver rapid value for our customers by combining SAP’s broad customer base and solutions portfolio with the most successful cloud-based business commerce networks in the industry. Together with SAP’s cloud assets and our fast-growing SuccessFactors business, the addition of Ariba will provide another solid growth engine for achieving our ambitions in the cloud.

Efficiently managing vendors is a top priority for business leaders worldwide, and Ariba is a leader (Gartner and Forrester) in driving supplier relationship management.

2.	What do you mean by ‘inter-enterprise business network’?

The cloud is enabling enterprises and individuals to connect and collaborate in an entirely new way. eBay and Facebook are well-known examples of networks in our private lives. With the acquisition of Ariba, we are entering the fast growing segment for cloud-based business-to-business collaboration and commerce. The inter-enterprise business network from SAP will enable new ways for business to collaborate among each other.

Strictly Confidential	Page 1

STRICTLY CONFIDENTIAL

3.	How is it different from the cloud strategy announced by Lars Dalgaard at SAPPHIRE NOW?

At SAPPHIRE NOW we announced our cloud strategy for Software-as-a-Service. This strategy focuses on cloud-based applications for managing customers, suppliers, financials and employees, in addition to the suite offerings of Business ByDesign and SAP Business One in the cloud. With the Ariba acquisition, we will add Ariba’s procurement applications to our cloud portfolio, but with the Ariba network we also will enter the segment of cloud-based business-to-business collaboration.

4.	Are you acquiring Ariba because of slow uptake of SAP’s procurement solutions?

We are acquiring Ariba because it gives us immediate leadership in the growing segment for cloud-based procurement and networking. With this acquisition, we are acting quickly to capture a rapidly evolving market opportunity. Industry experts estimate the cloud-based procurement and business network space at a current value of USD 5 billion. The Ariba network is the largest and most global trading network, connecting and automating more than USD 319 billion in commerce transactions, collaborations, and intelligence between more than 730,000 companies in every region of the world. SAP’s procurement portfolio ranks among the industry leaders, but it would take much longer to build a cloud marketplace such as Ariba’s on our own.

5.	How will you integrate Ariba with other SAP solutions and technology platforms? Will you maintain Ariba as a separate platform?

Our goal is to optimize integration of Ariba applications with SAP’s broader portfolio and to provide our customers with consistency regardless of platform. SAP is the only company that can offer end-to-end processes integrating world-class line-of-business cloud offerings with the most respected on-premise solutions available.

6.	This acquisition comes very soon after the acquisition of SuccessFactors. Is this a change in strategy? If so, can we expect more of these types of acquisitions?

We have always said that we will continue to invest in organic growth through innovation, but also look for opportunities to accelerate the depth and breadth of our portfolio to offer additional value to our more than 190,000 customers. We will continue to focus on in-house innovation, and also will consider acquisitions that help us lead with innovation in categories where we choose to play.

With this transaction, we are moving to capture a rapidly evolving market opportunity. With more than 730,000 participants, Ariba’s cloud-based business network has gained popular market acceptance. The addition of SAP’s customer base will provide the critical mass to accelerate participation and increase transaction volume.

7.	What kind of synergies do you see between SAP and Ariba?

Participation in business networks is being driven by trends like cloud computing, mobility and the convergence of enterprise applications, social media, and communities. Combining SAP’s customer base and solution portfolio with Ariba’s cloud-based business network will create opportunities for enterprises to discover, connect, and collaborate in new ways. For instance, we can apply SAP’s flagship in-memory platform, SAP HANA, to improve procurement and supply chain analytics. Real-time commerce analytics will open new business opportunities for our customers. SAP’s global customer base of more than 190,000 companies can easily access the business network and drive additional transaction volume and fees, thus creating a powerful network effect. Ariba benefits from the power and breadth of SAP’s global sales force. All companies will have access to the business network regardless of their business software through pre-built integration points for instant trading with hundreds of thousands of other companies. Ariba’s leading on-demand cloud-based procurement solution complements SAP’s existing portfolio of on-premise and on-demand solutions.

Strictly Confidential	Page 2

STRICTLY CONFIDENTIAL

8.	Will you run Ariba on HANA?

SAP’s flagship in-memory platform, SAP HANA, will be the future technology foundation for all of our cloud applications, including Ariba. We believe SAP HANA is one of the biggest technology innovations that we have seen in the last decade and that it will drive real-time business application across all areas – in the cloud, on premise and on device.

9.	Why did you choose to acquire in the procurement space vs. other on-demand areas?

Forrester Research currently estimates the value of the cloud-based procurement and enterprise network segments at USD 5 billion. The Ariba network is the largest and most global trading network, connecting and automating more than USD 319 billion in commerce transactions, collaborations, and intelligence between more than 730,000 companies in every region of the world. SAP’s global customer base of more than 190,000 companies and the fact that 63% of the world’s transaction revenue today already touches an SAP system offers great potential to increase the number of participants, as well as the volume and types of transactions conducted through this network, and to capture a significant share of this market.

10.	Where will SAP’s procurement solutions be managed in the future?

SAP’s procurement solutions rank among the industry leaders. Together, SAP and Ariba offer a comprehensive selection of on-premise and cloud-based procurement solutions. We will have more to say about our solution portfolio at the close of the transaction, expected in the third quarter 2012. It will be business as usual for our customers in the near term, and over the longer term there will be huge opportunities for our customers to derive business value from their business networks. It is planned that all cloud-based supplier assets will be consolidated under Ariba.

11.	Will you bundle offerings of SAP and Ariba solutions?

We see significant potential for synergies with Ariba across SAP’s solution portfolio. Currently, we estimate that fewer than five percent of SAP customers use Ariba solutions and the Ariba network. There is strong potential to create offers that provide customers with new value in their sourcing, procurement, and collaborative commerce activities, for example by using SAP innovations in the areas of in memory, analytics and mobility for the Ariba network.

12.	How will SAP be differentiated from the competitive landscape after this acquisition?

The business network that we will create will set a new standard for the way companies engage with their partners and gain efficiencies beyond the four walls of the enterprise.

Ariba operates the world’s largest and most global trading network, with more than 730,000 participants. The combination of this network, and the cloud-based applications for collaborative commerce delivered on top of it, will enable us to create a digital community through which businesses of all sizes can discover, connect, and collaborate more efficiently and effectively than ever before and become the platform of choice for business commerce. The addition of SAP’s customer base of more than 190,000 companies worldwide will add to the number and types of transactions on the Ariba network. SAP customers include many of the Global 2000, whose procurement activities involve the greatest number of partners and highest transaction volumes. As a matter of fact, 63% of the world’s transaction revenue already touches an SAP system today.

This acquisition will deliver rapid value for our customers by combining the leader in business transactions with one of the most successful cloud-based networks in the world.

13.	How does this fit with your recent acquisition of Crossgate? Is there duplication?

Crossgate is a complementary asset in SAP’s resources for enterprise collaborative networking, primarily in more complex content exchange. We look forward to extending Crossgate B2B networking technology to more users through Ariba’s Network. It is planned to consolidate all cloud-based supplier assets of SAP under Ariba, upon close of the transaction.

Strictly Confidential	Page 3

STRICTLY CONFIDENTIAL

14.	What will happen to Ariba’s management team and employees?

Upon completion of the transaction, we plan to consolidate all cloud-related supplier assets under Ariba. The existing management team will continue to lead Ariba, which will operate as an independent business under the name “Ariba, an SAP company” and report into the Office of the Co-CEOs. The SAP Executive Board intends to nominate Ariba’s CEO, Bob Calderoni, to the SAP Global Managing Board after completion of the transaction and subject to the approval of the SAP Supervisory Board.

In addition, it is planned that the CEO of Ariba will become a member of SAP’s Cloud Governance Board led by Lars Dalgaard.

15.	Will Ariba become part of SAP’s Cloud Unit?

Upon completion of the transaction, Ariba remains an independent business, reporting into the Office of the Co-CEOs. While the focus of Lars Dalgaard will be on cloud apps, Ariba will focus on the cloud-based business network. It depends on the development of Ariba business over time if it’s going to become an own category of SAP’s business or going to be part of SAP’s Cloud Unit.

Upon the completion of the transaction, it is planned that the CEO of Ariba will become a member of SAP’s Cloud Governance Board led by Lars Dalgaard.

16.	Will you eliminate positions as a result of this transaction?

This transaction is about growth and innovation as opposed to consolidation. We welcome Ariba employees to SAP. There are no major workforce changes planned as part of this transaction.

17.	What does this acquisition mean for SAP’s ecosystem? Will SAP partners be able to sell Ariba solutions?

With the acquisition, our ecosystem strategy remains the same. The move will bring new field opportunities for our partners to co-innovate on cloud solutions for our joint customers.

18.	Do you anticipate any regulatory issues related to this transaction?

The transaction will require anti-trust and other regulatory filings in the U.S. and various other jurisdictions, including with the Securities Exchange Commission in the U.S., but we do not expect any regulatory issues.

19.	Is there a risk of a potential counter-offer? If a competitor makes a counter offer, how high are you willing to go before losing the acquisition?

We believe our offer provides solid value to all of Ariba’s stakeholders – its investors, customers and employees. We will not speculate on other scenarios at this time.

FINANCIAL QUESTIONS

20.	Are you paying too much for Ariba – compared to other recent transactions in the industry? How does the valuation compare to the valuation you paid for Business Objects, Sybase and SuccessFactors?

The per share purchase price for Ariba of USD 45.00 represents a 20% premium over the May 21st closing price and a 19% premium over the one month volume weighted average share price. This reflects the strong growth momentum in Ariba’s network business (estimated to grow 20% - 30% longer term by some financial analysts). In contrast to our competition, SAP buys leading companies - Ariba runs the largest and most global trading network.

Strictly Confidential	Page 4

STRICTLY CONFIDENTIAL

(In comparison: The per share purchase price for SuccessFactors of USD 40.00/per share in cash represented a 52% premium both over the December 2nd, 2011 closing price and the one month volume weighted average price per share.)

SAP/SFSF: 52% premium over 1 month VWAP (volume weighted average share price)

ORCL/RNOW: 23% premium over 1 month VWAP

ORCL/TALEO: 25% premium over 1 month VWAP

21.	How does the transaction affect SAP’s 2012 financial guidance?

The transaction is expected to close in the third quarter of 2012. We will provide an update to the financial market on the effects on the 2012 guidance after the closing of the transaction.

22.	Can you be more specific about expected revenue and cost synergies?

This transaction is primarily about driving top-line related synergies. We will provide an update on the effects on the 2012 guidance after the closing of the transaction.

23.	What is your expected revenue target for 2012 and what’s the expected contribution from Ariba?

Our full-year outlook which we reiterated on April 25th expects full-year 2012 non-IFRS software and software-related service revenue to increase in a range of 10% – 12% at constant currencies (2011: €11.35 billion), which includes a contribution of up to 2 percentage points from SuccessFactors’ business.

The Ariba transaction is expected to close in the third quarter of 2012. We will provide an update to the financial market on the effects on the 2012 guidance after the closing of the transaction.

24.	What is the effect of the deal on SAP’s EPS? Will the deal be accretive or dilutive?

The transaction is expected to be accretive to SAP’s Non-IFRS earnings per share in 2013.

25.	How does the transaction affect your 2015 goals – more than €20 billion in revenues and a 35% operating margin?

The acquisition of Ariba advances us dramatically toward realizing our ambition of becoming a cloud leader with €2 billion in cloud revenues by 2015. And we remain confident in our ability to increase our total revenue to more than €20 billion by 2015 while keeping our promise to deliver a 35% non-IFRS operating margin.

26.	How will you finance the transaction?

The transaction will be funded from SAP’s free cash and a €2.4 billion term loan facility, jointly underwritten by Deutsche Bank and JP Morgan.

Ariba Facts and Figures:

27.	How big is Ariba’s business?

•	Annual revenues: USD 530 million (FY12 guidance)

•	Global & industry diverse business

•	>4.5 million paying subscribers from >60,000 companies

•	~1,100 paying buying companies

•	59,000 paying selling companies

•	>730,000 companies overall

Strictly Confidential	Page 5

STRICTLY CONFIDENTIAL

•	A leader in cloud-based Spend Analytics, Sourcing, Contract Management, Supplier Mgmt., Procurement, Invoicing solutions

•	World’s largest and most global business commerce network

•	Two-sided business model

•	High-growth subscription software revenue from Global 2000 buyers

•	Higher-growth, high-margin Network revenue from Global 10 million sellers

28.	Please explain Ariba’s Commerce Cloud business?

•	The 2nd-largest Cloud application vendor by revenue

•	True multi-tenant Cloud infrastructure

•	Complete and integrated Source-to-Settle Cloud platform

•	A leader in suite as well as each individual solution segment:

•	Spend Visibility

•	Sourcing

•	Contract Management

•	Procurement

•	Invoice Management

•	Discount & Working Capital Mgmt.

•	Supplier Information & Performance Management

•	Open Network-centric approach enables expanded customer adoption and (and chargeable) community services and analytics.

ARIBA Fast Facts:

•	Founded: September 1996

•	IPO: June 23, 1999

•	Headquarters: Sunnyvale, California

•	Global Offices: 40 offices in 21 countries, including North and South America, Europe, Asia/Pacific and Australia

•	Fiscal 2012 Financial Highlights(quarter ending March 31, 2012)

•	Total Quarterly Revenues: USD 131.5M

•	Total Cash, Cash Equivalents and Investments: USD 262.1M

•	Headcount: 2,600

Strictly Confidential	Page 6

STRICTLY CONFIDENTIAL

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include the quotes from executives of both companies and statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Ariba stockholder approval and regulatory approvals; the failure to retain key Ariba employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Ariba’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Ariba’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Ariba will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Ariba and will contain important information about the proposed merger and related matters. Ariba’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Ariba and SAP will file other relevant materials in connection with the proposed acquisition of Ariba by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned subsidiary of SAP America, and Ariba. SAP, Ariba and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Ariba stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Ariba’s participants in the solicitation, which may, in some cases, be different than those of Ariba’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Ariba with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting Ariba Investor Relations by email at investorinfo@ariba.com or by telephone at +1 (678) 336-2980.

Strictly Confidential	Page 7

Filed by SAP AG and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Ariba, Inc.

Commission File No.: 000-26299

May 22, 2012

Dear SAP Customer,

Today, SAP announced the intention to acquire Ariba, Inc., the largest cloud-based business commerce network that allows organizations to discover, connect, and collaborate more efficiently with trading partners around the globe. Together, SAP and Ariba will establish the business network of the future, defining inter-enterprise collaboration in the cloud. We believe this will offer many benefits for your business, and would like to share some details about what you can expect from this powerful new combination.

The Ariba Network already connects many of the world’s largest buying organizations to over 730,000 sellers around the globe. Existing SAP customers like you will be able to easily connect to the Ariba business network through pre-built integration points. In addition, Ariba’s open network and SAP’s integration expertise will facilitate participation and extend the benefits of business collaboration to any company, on any system, and from any provider.

Combining our innovations and core applications with the Ariba cloud-based network will create new business value for you:

•

Together, SAP and Ariba can deliver a truly end-to-end solution that enables companies to achieve a closed-loop from source to pay, regardless of whether they deploy in the cloud, on premise or through a combination of both.

•

Relationship and transaction information from commerce activity in the Ariba network together with our leading analytics will provide real-time insights to enable trading partners to discover, connect, and collaborate more effectively.

•

Through the combination of the network procurement solutions from Ariba and SAP, organizations can gain 360-degree business intelligence and effectively demonstrate that spending activities, contracts, and supplier interactions adhere to corporate compliance guidelines.

We will provide you with more details in the coming months while we wait for regulatory clearances and approval by Ariba stockholders. We expect the existing management team will continue to lead Ariba, which is currently planned to operate as an independent business under the name “Ariba, an SAP company.”

In the meantime, we remain committed to your success and thank you for your business. Your local SAP representative is available to respond to any questions you may have.

Sincerely,

Rob Enslin

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,”“forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this letter include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the failure to achieve expected synergies and other benefits; the satisfaction of closing conditions, including the receipt of Angel stockholder approval and regulatory approvals; the failure to retain key Angel employees, contracts or benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Angel’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Angel’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Angel will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Angel and will contain important information about the proposed merger and related matters. Angel’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Angel and SAP will file other relevant materials in connection with the proposed acquisition of Angel by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned subsidiary of SAP America, and Angel. SAP, Angel and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Angel stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Angel’s participants in the solicitation, which may, in some cases, be different than those of Angel’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. The materials to be filed by SAP and Angel with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting Ariba Investor relations by email at investor@ariba.com or by telephone at (650) 390-1000.

Filed by SAP AG and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Ariba, Inc.

Commission File No.: 000-26299

May 22, 2012

Dear SAP Partner,

Today, SAP announced the intention to acquire Ariba, Inc., the largest cloud-based business commerce network that allows organizations to discover, connect, and collaborate more efficiently with trading partners around the globe. Together, SAP and Ariba will establish the business network of the future, defining inter-enterprise collaboration in the cloud.

The Ariba Network already connects many of the world’s largest buying organizations to over 730,000 sellers around the globe. Existing SAP customers will be able to easily connect to the Ariba business network through pre-built integration points. In addition, Ariba’s open network and SAP’s integration expertise will facilitate participation and extend the benefits of business collaboration to any company, on any system, and from any provider.

Combining our innovations and core applications with the Ariba cloud-based network will create new business opportunities for our partners:

•

Together, SAP and Ariba can deliver a truly end-to-end solution that enables companies to achieve a closed-loop from source to pay, regardless of whether they deploy in the cloud, on premise or through a combination of both.

•

Relationship and transaction information from commerce activity in the Ariba network together with our leading analytics will provide real-time insights to enable trading partners to discover, connect, and collaborate more effectively.

•

Through the combination of the network procurement solutions from Ariba and SAP, organizations can gain 360-degree business intelligence and effectively demonstrate that spending activities, contracts, and supplier interactions adhere to corporate compliance guidelines.

We will provide you with more details in the coming months while we wait for regulatory clearances and approval by Ariba stockholders. We expect the existing management team will continue to lead Ariba, which is currently planned to operate as an independent business under the name “Ariba, an SAP company.”

In the meantime, we thank you for your support of SAP. Your SAP partner representative is available to respond to any questions you may have.

Sincerely,

Eric DUFFAUT

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,”“forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this letter include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the failure to achieve expected synergies and other benefits; the satisfaction of closing conditions, including the receipt of Angel stockholder approval and regulatory approvals; the failure to retain key Angel employees, contracts or benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Angel’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Angel’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Angel will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Angel and will contain important information about the proposed merger and related matters. Angel’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Angel and SAP will file other relevant materials in connection with the proposed acquisition of Angel by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Angel Expansion Corporation, a wholly owned subsidiary of SAP America, and Angel. SAP, Angel and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Angel stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Angel’s participants in the solicitation, which may, in some cases, be different than those of Angel’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. The materials to be filed by SAP and Angel with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Ariba by contacting Ariba Investor relations by email at investor@ariba.com or by telephone at (650) 390-1000.